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                                                                    Exhibit 10.8

                               OPEN SOLUTIONS INC.

                              Employment Agreement


                                                                October 18, 1999

Mr. Louis Hernandez, Jr.
15 Vernon Road
Belmont, MA 02478

      This Agreement is entered into between you and Open Solutions Inc., a Delaware Corporation (the "Company"), in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, including but not limited to the employment of you by the Company, your access to the Company's confidential business and technological information, your advancement at the Company, and any eligibility to receive benefits from the Company.

      Accordingly, the Company agrees with you as follows:

      1. Position and Responsibilities.

            1.1 You shall serve in an executive capacity as Chief Executive Officer or in a position substantially equivalent thereto and shall perform such duties at such place or places as the Company shall designate subject to section 2.5(e).

            1.2 You will, to the best of your ability, devote your full time and best efforts to the performance of your job hereunder and to the business and affairs of the Company. You agree to serve as a director, officer or both of the Company, if elected by the shareholders or the Company's Board of Directors (the "Board"), and to perform such executive duties as may be assigned to you by the Board from time to time.

            1.3 You will duly, punctually and faithfully perform your job duties and observe any and all rules and regulations, which the Company may now or shall hereafter establish governing its employees and the conduct of its business.

      2. Term of Employment.

            2.1 The term of your employment shall be three (3) years commencing on November 15, 1999, provided, however, that your employment shall automatically

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terminate upon your death and may be terminated at any time as provided in
Section 2.2. Subject to Section 2.2 below, at the end of the initial three (3) year term, your term of employment shall renew automatically for an additional one year term unless either you or the Company provides written notice to the other party of cancellation of such term at least 60 days prior to the expiration of the initial three-year term.

            2.2 Your employment may be terminated as follows:

            (a) The Company shall have the right, by giving you written notice, to terminate your employment:

                  (i) immediately for Cause (as hereinafter defined); or

                  (ii) at any time without Cause; or

                  (iii) upon a Change of Control (as hereinafter defined).

            (b) You shall have the right, on written notice to the Company, to terminate your employment for Good Reason (as hereinafter defined).

            (c) You shall have the right, on written notice to the Company, to terminate your employment without Good Reason.

            2.3 If your employment is terminated (a) by the Company without Cause pursuant to Section 2.2(a)(ii) above or (b) by you with Good Reason pursuant to Section 2.2(b) above, the Company shall be obligated to pay you severance pay in an amount equal to twelve (12) months of your base salary then in effect, less applicable taxes and other required withholdings and any amount you may owe to the Company, payable in eighteen (18) equal monthly installments on the first day of each month commencing the first day of the month next following the date of termination. In the event your employment is terminated by the Company without Cause or by you for Good Reason prior to the completion of the first year of your employment, any stock options granted to you normally vesting upon the completion of your first year of employment shall vest ratably based on the number of months of employment you have completed. If your employment is terminated by the Company upon a Change in Control pursuant to
Section 2.2(a)(iii) above, you shall be paid the base salary then in effect for any unexpired term of your employment, and any stock options granted to you shall become fully vested in their entirety. Notwithstanding the foregoing, if the Company has ceased operations or has had a petition in bankruptcy filed for or against it, the Company shall be relieved of its obligations under this
Section 2.3 and you shall only be entitled to payments pursuant to this Section
2.3 as and when payments are made to other unsecured creditors of the Company.

            2.4 For purposes of this Agreement, the term "Cause" shall mean: (a) habitual intoxication: (b) drug addiction: (c) conviction of a felony (or a plea of guilty or nolo contendre to a fe1ony charge): (d) adjudication by a court as a mental incompetent: (e) insubordination, malfeasance, or willful misconduct: or (f) material failure or inability to


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perform your agreements, duties, or obligations as an employee of the Company or under this Agreement (including, without limitation, as a result of your voluntary or involuntary termination of employment).

            2.5 For purposes of this Agreement the term "Good Reason" shall mean, without your consent: (a) your removal from, or the failure to elect or re-elect you to, the Board, except when such removal or failure to elect or re-elect relates to your termination by the Company for Cause; (b) a significant reduction in the nature or scope of the authorities, powers, functions or duties attached to your position with the Company ("Reduction in Duties"); (c) the failure of the Company to maintain its incentive compensation plan, or its equivalent; (d) a Change in Control (as hereinafter defined) as a result of which (i) you are in any way constrained in carrying out the authorities, powers, functions or duties attached to the position stated in Section 1.1 hereof or (ii) there is a Reduction in Duties and, in either case, if after reasonable negotiation with the new control group, the situation is not remedied or (e) requiring you to be permanently based at a location in excess of fifty miles from Glastonbury, CT.

            2.6 For purposes of this Agreement, a "Change in Control" shall mean when: (a) the Company sells all or substantially all of its assets; or (b) any person (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, each a "person"), other than (x) the current shareholders of the Company, {y) one or more venture capital investors or (z) in connection with an underwritten registered public offering of the securities of the Company, any person or persons, becomes a beneficial owner, directly or indirectly, of securities of the Company representing sufficient votes to elect a majority of the Board.

      3. Compensation.

            3.1 The Company shall pay to you a salary for your services to the Company at the initial annual rate of $292,000, as may be increased periodically by the Board of Directors, in its sole discretion, payable in installments in accordance with the Company's prevailing practice, as modified from time to time (the "Base Salary").

            3.2 In addition to the regular annual compensation to be paid to you in accordance with Section 3.1 above, you may be entitled to bonuses, as follows:

            (a) The Company shall pay you a one-time bonus based on the successful completion of an initial public offering by the Company (the "Offering"). The bonus shall be $50,000 if the Offering is completed on or before June 30, 2000 or shall be $25,000 if the Offering is completed on or between July 1, 2000 and December 31, 2000. In the event that an Offering is completed on or before the completion of your first year of employment, any stock options granted to you which would normally vest upon completion of your first year of employment shall vest ratably upon completion of the Offering based upon the number of months of employment you have completed.


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            (b) You may also receive a bonus after the completion of the
      Company's audited financial statements for its fiscal year 2000. Such bonus shall not exceed fifty percent (50%) of your then Base Salary and shall be based on the Company's actual performance during its fiscal year 2000. The Board of Directors, with your consultation and active participation, shall set by no later than December 31, 1999 the standards for the Company's expected performance in its fiscal year 2000 and a mechanism to calculate the amount of your bonus based on performance of such standards. The performance goals which you will be required to attain to entitle you to payment of the bonus may include, without limitation, the Company's market value, stock price, profitability, sales, product research and development, customer installations, management practices and such other areas as may be considered appropriate to further corporate strategies.

            3.3 Relocation Expenses. The Company shall reimburse you for your reasonable, out-of-pocket expenses incurred by reason of your relocation to the Glastonbury, Connecticut area in an amount not to exceed $50,000.

      4. Incentive Stock Options.

            4.1 Upon commencement of your employment, you will be granted an option to purchase 500,000 shares of the Company's common under to the Company's Incentive Stock Option Program at an exercise price of $4.00 per share, the form of which is attached hereto as Exhibit A.

      5. Other Activities during Employment.

            5.1 Except with the prior written consent of the Company's Board of Directors, you will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise other than one in which you are an inactive investor as described in Section 5.3. This provision shall not be deemed to preclude membership in professional societies, lecturing or the acceptance of honorary positions, that are in any case incidental to your employment by the Company and which are not adverse or in conflict with the interests of the Company, its business or prospects, financial or otherwise. The Company hereby consents to your continued service as a Director of EDU.com and IChina.com, for, in the Company's sole discretion, as long as said firms or directorships continue to not be adverse or in conflict with the interests of the Company, its business or prospects, financial or otherwise.

            5.2 Except as permitted by Section 5.3, you will not acquire, assume or participate in, directly or indirectly, any position, investment or interest adverse or in conflict with the interests or the Company, its business or prospects, financial or otherwise, or take any action towards any of the foregoing.


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            5.3 During the term of your employment by the Company, except on behalf of the Company or its subsidiaries, you will not, directly or indirectly, whether as an officer, director, employee, stockholder, partner, proprietor, associate, representative, or otherwise, become or be interested in any other person, corporation, firm, partnership or other entity whatsoever which directly competes with the Company, in any part of the world, in any line of business engaged in (or which the Company has made plans to be engaged in) by the
Company: provided, however, that anything above to the contrary notwithstanding, you may own, as an inactive investor, securities of any competitor corporation, so long as your holdings in any one such corporation shall not in the aggregate constitute more than one percent (1%) of the voting stock of such corporation.

      6. Former Employment.

            6.1 You represent and warrant that your employment by the Company will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship, and that the use of any skills and knowledge that you may have by the Company are not in violation of the terms of any contract to which you are a party or any other applicable provisions of the law. Subject to Section 6.2. you represent and warrant that you do not possess confidential information arising out of prior employment which, in your best judgment, would be utilized in connection with your employment by the Company in the absence of Section 6.2.

            6.2 If, in spite of the second sentence of Section 6.1, you should find that confidential information belonging to any former employer might be usable in connection with the Company's business, you will not intentionally disclose to the Company or use on its behalf any confidential information belonging to any of your former employers; but during your employment by the Company you will use in the performance of your duties all information which is generally known and used by persons with training and experience comparable to your own and all information which is common knowledge in the industry or otherwise legally in the public domain.

      7. Confidentiality. You acknowledge that in the course of performing your duties hereunder it will be necessary to disclose to you or you will be exposed to, proprietary and other confidential information of the Company, including, without limitation, the Company's product information, data, processes, methods, inventions, discoveries, improvements, financial data, business product and marketing plans, and customer information (collectively, "Confidential Information"). You agree not to use or disclose the Confidential Information to any third party (or cause such use or disclosure), except as necessary to perform the duties assigned to you by the Company hereunder and in furtherance of the best interests of the Company, or as may otherwise be authorized in writing by the Company. Confidential Information shall not include information which (i) is or hereafter becomes publicly known through no fault of yours or
(ii) is lawfully disclosed to you by a third party having a right to disclose such information.


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      8. Proprietary Information and Inventions. You agree to execute and be bound by the provisions of a Proprietary Information and Inventions Agreement in substantially the form attached hereto as Exhibit B.

      9. Post-Employment Activities.

            9.1 You acknowledge and agree that as a result of, among other things, (i) your access to significant and valuable Confidential Information (as defined in Section 7 above) of the Company and (ii) the lucrative world-wide market for the Company's expertise, services, products and technology, the restrictions contained in this Section 9 are reasonable in all respects and necessary to protect the Company's investments in your training and in the Company's good will and other business interests.

            9.2 Based on the foregoing and in consideration thereof and of the payments to be made to you by the Company pursuant to this Agreement, for a period of eighteen (18) months after the termination of your employment with the Company you will not directly or indirectly:

      (a) engage in activities (similar or reasonably related to those in which you shall have engaged during the 12 months immediately preceding the termination of your employment with the Company) for, nor render services (similar or reasonably related to those which you shall have rendered hereunder during such 12 months) to, any firm or business organization which directly competes with the Company in any line of business engaged in by the Company (or which the Company's Board formally resolved during your employment to be engaged
in), whether now existing or established during your employment, nor shall you engage in such activities nor render such services to any other person or entity engaged or about to become engaged in such activities to, for, or on behalf of, any such firm or business organization:

            (i) in connection with the sale, marketing or promotion to any customer of the Company upon whom you have called or in whose account you participated or supervised on behalf of the Company during the year prior to the termination of your employment with the Company, or

            (ii) with respect to any product, process, or service, in existence or under development which substantially resembles or competes with a product, process, or service of the Company in existence or under development upon which you worked or exercised supervisory responsibility at any time during the year prior to the termination of your employment with the Company:

      (b) solicit employees of the Company to leave its employ;

      (c) offer or cause to be offered employment to any person who is employed by the Company at any time during the six months prior to the termination of your employment with the Company;


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      (d) entice, induce or encourage any of the Company's other employees to engage in any activity which, were it done by you, would violate any provision of Sections 7 or 8 or this Section 9; or

      (e) otherwise attempt to interfere with or disrupt the business or activities of the Company.

            9.3 Upon your written request to the Company specifying the activities proposed to be conducted by you, the Company may in its discretion give you written approval(s) to personally engage in any activity or render services referred to in Section 9.2 upon receipt of written assurances (satisfactory to the Company and its counsel) from you and from your prospective employer(s) that the integrity of the provisions of Sections 7, 8 and 9 will not in any way be jeopardized or violated by such activities, provided the burden of so establishing the foregoing to the satisfaction of the Company and said counsel shall be upon you and your prospective employer(s).

      10. Remedies. Your duties under Sections 7, 8 and 9 shall survive termination of your employment with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Sections 7, 8 or 9 would be inadequate and you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

      11. Miscellaneous.

            11.1 Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee or the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or you.

            11.2 Interpretation. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

            11.3 Notices. Any notice which the Company is required or may desire to give to you shall be given to you by personal delivery or registered or certified mail, return receipt requested, addressed to you at the address of record with the Company, or at such


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other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the dates of mailing any such notice shall be deemed to be the date of delivery thereof.

            11.4 Waivers. If either party shall waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

            11.5 Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning hereof.

            11.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut.

            11.7 Complete Agreement; Amendments; Prior Agreements. The foregoing is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, cancelled or discharged except by written instrument executed by both parties hereto. This Agreement supersedes any and all prior agreements between the Company and you with respect to the matters covered hereby.

            11.8 Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart.

      If you are in agreement with the foregoing, please so indicate by signing and returning the enclosed copy of this Agreement.


                                            OPEN SOLUTIONS INC.


                                            By: /s/ Douglas Anderson
                                                --------------------------------
                                            Title: Chairman
                                                   -----------------------------

Accepted and agreed:


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/s/ Louis Hernandez, Jr.
------------------------------
Louis Hernandez, Jr.


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                                                                       Exhibit A


                    FORM OF INCENTIVE STOCK OPTION AGREEMENT

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                               OPEN SOLUTIONS INC.

                        INCENTIVE STOCK OPTION AGREEMENT

1. Grant of Option. OPEN SOLUTIONS INC., a Delaware corporation (the "Company"), hereby grants to LOUIS HERNANDEZ, JR. (the "Optionee") an option, pursuant to the Company's 1994 Stock Option Plan (the "Plan"), to purchase an aggregate of 500,000 shares of Common Stock ("Common Stock") of the Company at a price of $4.00 per share, purchasable as set forth in and subject to the terms and conditions of this option and the Plan. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2. Incentive Stock Option. This option is intended to qualify as an incentive stock option ("Incentive Stock Option") within the meaning of Section 422 of the Code.

3. Exercise of Option and Provisions for Termination.

      (a) Vesting Schedule. Except as otherwise provided in this Agreement, this option may be exercised prior to the tenth anniversary of the date of grant (hereinafter the "Expiration Date") as to not more than the following number of shares covered by this option during the respective periods set forth below:

      (1) No shares from and after the date of grant and prior to the first anniversary date of the date of grant;

      (2) 125,000 shares from and after the first anniversary date of the date of grant and prior to November 15, 2000;

      (3) 10,417 shares from and after the l5th day of each month commencing November 2000 and prior to October 2003; and

      (4) 10,405 shares from and after the fourth anniversary date of the date of grant.

      Notwithstanding the foregoing, if the Optionee's employment with the Company is terminated by the Company without Cause (as defined in that certain employment agreement dated as of October 18, 1999 by and between the Company and the Optionee (the "Employment Agreement")) or by the Optionee with Good Reason (as defined in the Employment Agreement) prior to the first anniversary date of the date of grant, then this option may be exercised as to not more than that number of shares equal to the product of 10,417 times the number of full months of employment with the Company commencing the date of this Agreement and ending the date of such termination of employment. If the Optionee's employment with the Company is terminated by the Company upon a Change in Control (as defined in the Employment Agreement) then this option shall be immediately exercisable in its entirety effective upon the date of such termination. If the Company completes a sale of its securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended (the

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"Securities Act"), in connection with the firm commitment underwritten offering of its securities to the general public (an "IPO") prior to the first anniversary date of the date of grant, then this option may be exercised as follows: (i) not more than that number of shares equal to the product of 10,417 times the number of full months commencing the date of this Agreement and ending the date an IPO is consummated, exercisable on and after the date an IPO is consummated; (ii) not more than that number of shares equal to the difference of 125,000 minus the number of shares determined pursuant to clause (i) above, exercisable on and after the first anniversary of the date of grant; and (iii) not more than the number of shares set forth in clauses (3) and (4) above, exercisable on and after the dates set forth in clauses (3) and (4) above.

      The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible during any exercise period, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this option. This option may not be exercised at any time on or after the Expiration Date.

      (b) Exercise Procedure. Subject to the conditions set forth in this Agreement, this option shall be exercised by the Optionee's delivery of written notice of exercise to the Treasurer of the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 4. Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with the required payment. The Optionee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

      (c) Continuous Employment Required. Except as otherwise provided in this
Section 3, this option may not be exercised unless the Optionee, at the time he or she exercises this option is, and has been at all times since the date of grant of this option, an employee of the Company. For all purposes of this option, (i) "employment" shall be defined in accordance with the provisions of
Section 1.421-7(h) of the Income Tax Regulations or any successor regulations, and (ii) if this option shall be assumed or a new option substituted therefor in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substitution corporation (hereinafter called the "Successor Corporation") shall be considered for all purposes of this option to be employment by the Company.

      (d) Exercise Period Upon Termination of Employment. If the Optionee ceases to be employed by the Company for any reason, then, except as provided in paragraph (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Expiration Date), provided that this option shall be exercisable only to the extent that the Optionee was entitled to exercise this option on the date of such cessation. The Company's obligation to deliver shares upon the exercise of this option shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements, arising by reason of this option being treated as a non-statutory option or otherwise.

      (e) Exercise Period Upon Death or Disability. If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while


                                     - 2 -
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he is an employee of the Company, or if the Optionee dies within three months after the Optionee ceases to be an employee of the Company (other than as the result of a discharge for "cause" as specified in paragraph (f) below), this option shall be exercisable, within the period of one year following the date of death or disability of the Optionee (but in no event after the Expiration Date), by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution to the same extent that the Optionee could have exercised this option or the date of his death or disability. Except as otherwise indicated by the context, the term "Optionee", as used in this option, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

4. Payment of Purchase Price.

      (a) Method of Payment. Payment of the purchase price for shares purchased upon exercise of this option shall be made (i) by delivery to the Company of cash or a check to the order of the Company in an amount equal to the purchase price of such shares, (ii) subject to the consent of the Company, by delivery to the Company of shares of Common Stock of the Company then owned by the Optionee having a fair market value equal in amount to the purchase price of such shares,
(iii) by any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and Regulation T promulgated by the Federal Reserve Board), or (iv) by any combination of such methods of payment.

      (b) Valuation of Shares or Other Non-Cash Consideration Tendered in Payment of Purchase Price. For the purposes hereof, the fair market value of any share of the Company's Common Stock or other non-cash consideration which may be delivered to the Company in exercise of this option shall be determined in good faith by the Board of Directors of the Company.

      (c) Delivery of Shares Tendered in Payment of Purchase Price. If the Optionee exercises this option by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duty executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

      (d) Restrictions on Use of Option Stock. Notwithstanding the foregoing, no shares of Common Stock of the Company may be tendered in payment of the purchase price of shares purchased upon exercise of this option if the shares to be so tendered were acquired within twelve (12) months before the date of such tender, through the exercise of an option granted under the Plan or any other stock option or restricted stock plan of the Company.

5. Delivery of Shares; Compliance With Securities Laws, Etc.


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

      (a) General. Subject to the Company's right of first refusal under Section 12, the Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

      (b) Listing, Qualification, Etc. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification or disclosure, or to satisfy such other condition.

6. Nontransferability of Option. Except as provided in paragraph (e) of Section 3, this option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

7. No Social Employment or Similar Rights. Nothing contained in the Plan or this option shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Optionee for the period within which this option may be exercised.

8. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

9. Adjustment Provisions.

      (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Optionee shall, with respect to this option or any unexercised portion hereof. be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 16(a) of the Plan.

      (b) Board Authority to Make Adjustments. Any adjustments under this
Section 9 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this option on account of any such adjustments.

      (c) Limits on Adjustments. No adjustment shall be made under this Section 9 which would, within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of this option or a grant of additional benefits to the Optionee.

10. Mergers, Consolidation, Distributions, Liquidations, Etc. In the event of a merger or consolidation or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of the Company, prior to the Expiration Date or termination of this option, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 17(a) of the Plan.

11. Withholding Taxes. The Company's obligation to deliver shares upon the exercise of this option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

12. Right of First Refusal.

      (a) Grant. The Company is hereby granted the right of first refusal (the "Right of First Refusal"), exercisable in connection with any proposed transfer of any shares purchased in accordance with this Agreement. For purposes of this
Section 12, the term "transfer" shall include any sale, assignment, pledge, encumbrance or other disposition for value of the shares intended to be made by the Optionee, but shall not include any of the permitted transfers under paragraph (e) of Section 3 and the term "Optionee" includes any successor in interest by reason of purchase, gift or other transfer.

      (b) Notice of Intended Disposition. In the event the Optionee desires to accept a bona fide third-party offer for the transfer of any or all of the shares (the shares subject to such offer to be hereinafter called the "Target Shares"), the Optionee shall promptly (i) deliver to the Company written notice as specified in Section 15 (the "Disposition Notice") of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of Target Shares to such third-party offeror would not be in contravention of any other provision set forth in this Agreement.

      (c) Exercise of Right. The Company (or its assignees) shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon the same terms and conditions specified therein, subject to the immediately following paragraph. Such right shall be exercisable by delivery of written notice (the "Exercise Notice") to the Optionee prior to the expiration of the twenty-five (25)-day exercise period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, then the Company (or its assignee) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the Optionee shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer.

      Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Optionee and the Company (or its assignees) cannot agree on such cash value within ten (10) days after the Company's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Optionee and the Company (or its assignees) or, if they cannot agree on an appraiser within twenty (20) days after the Company's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Optionee and the Company. The closing shall then be held on the later of (i) the fifth business day following delivery of the Exercise Notice or (ii) the fifth business day after such cash valuation shall have been made.

      (d) Non-Exercise of Right. In the event the Exercise Notice is not given to the Optionee within twenty-five (25) days following the date of the Company's receipt of the Disposition Notice, the Optionee shall have a period of thirty
(30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms and conditions (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the other provisions of this Agreement. The third-party offeror shall acquire the Target Shares free and clear of the Company's Right of First Refusal hereunder, but the acquired shares shall remain subject to the securities law restrictions of this Agreement. In the event Optionee does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the Company's Right of First Refusal shall continue to be applicable to any subsequent disposition of the Target Shares by Optionee until such right lapses in accordance with paragraph (f) below.

      (e) Partial Exercise of Right. In the event the Company (or its assignees) makes a timely exercise of the Right of First Refusal with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Optionee shall have the option, exercisable by written notice to the Company delivered within thirty (30) days after the date of the Disposition Notice, to effect the sale of the Target Shares pursuant to one of the following alternatives:

            (i) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of paragraph (d), as if the Company did not exercise the Right of First Refusal hereunder; or

            (ii) sale to the Company (or its assignees) of the portion of the Target Shares which the Company (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of paragraph (c) above.

                  Failure of Optionee to deliver timely notification to the Company under this paragraph (e) shall be deemed to be an election by Optionee to sell the Target Shares pursuant to alternative (i) above.

      (f) Lapse. The Right of First Refusal under this Section 12 shall lapse and cease to have effect upon the consummation by the Company of an IPO or when the Company is subject to the requirements of Sections 12(g) or 15(d) of the Securities and Exchange Act of 1934, whichever event shall first occur.

13. Limitations on Disposition of Incentive Stock Option Shares. It is understood and intended that this option shall qualify as an "incentive stock option" as defined in Section 422 of the Code. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 421 of the Code, no sale or other disposition may be made of any shares acquired upon exercise of the option within one year after the day of the transfer of such shares to him, nor within two years after the grant of the option. If the Optionee intends to dispose, or does dispose (whether by sale, exchange, gift, transfer or otherwise), of any such shares within said periods, he will notify the Company in writing within ten days after such disposition.

14. Investment Representations; Legends.

      (a) Representations. The Optionee represents, warrants and covenants that:

            (i) Any shares purchased upon exercise of this option shall be acquired for the Optionee's account for investment only, and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act, or any rule or regulation under the Securities Act.

            (ii) The Optionee has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his investment in the Company.

            (iii) The Optionee is able to bear the economic risk of holding such shares acquired pursuant to the exercise of this option for an indefinite period.

            (iv) The Optionee understands that (A) the shares acquired pursuant to the exercise of this option will not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, an exemption from registration under Rule 144 or otherwise under the Securities Act may not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation, or current intention to register any shares acquired pursuant to the exercise of this option under the Securities Act.

            (v) The Optionee agrees that, if the Company offers any of its Common Stock for sale pursuant to a registration statement under the Securities Act, the Optionee will not, without the prior written consent of the Company, offer, sell, contract to sell or otherwise dispose of, directly or indirectly (a "Disposition"), any shares purchased upon exercise of this option for a period of 90 days after the effective date of such registration statement.

                  By making payment upon exercise of this option, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 14.

      (b) Legends on Stock Certificate. All stock certificates representing shares of Common Stock issued to the Optionee upon exercise of this option shall have affixed thereto legends substantially in the following forms, in addition to any other legends required by applicable state law:

            "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required."

            "The shares of stock represented by this certificate are subject to certain restrictions on transfer and a right of first refusal contained in an Option Agreement, a copy of which will be furnished upon request by the issuer."

15. Miscellaneous.

      (a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

      (b) All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

      This option shall be governed by and construed in accordance with the laws of the State of Connecticut

Date of Grant: ________________            OPEN SOLUTIONS INC.


                                       By: /s/ Debra Dabrowski Rooney
                                           ---------------------------
                                           Debra Rooney
                                           Secretary
                                           Open Solutions Inc.
                                           300 Winding Brook Drive
                                           Gastonbury, CT 06033

                              OPTIONEE'S ACCEPTANCE

      The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1994 Stock Option Plan.


                                    OPTIONEE:


                                    /s/ Louis Hernandez, Jr.
                                    ------------------------------
                                    Louis Hernandez, Jr.
                                    15 Vernon Road
                                    Belmont, MA 02478

                                    EXHIBIT A
                                       TO
                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

Open Solutions Inc.
300 Winding Brook Drive
Glastonbury, CT 06033

Ladies and Gentlemen:

      1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Open Solutions Inc. Corporation (the "Company") which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company.

       x  No inventions or improvements
      ---
          See Below
      ---

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

          Additional sheets attached
      ---

      2. I propose to bring to my employment the following material and documents of a former employer which are not personally available to the public, which materials and documents may be used in my employment.

       x  No materials
      ---
          See Below
      ---

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

          Additional sheets attached
      ---

      The signature below confirms that my continued possession and use of these materials is authorized.


                                                  Very truly yours,


Date: 10/18/99                                    /s/ Louis Hernandez, Jr.
                                                  ------------------------------
                                                  Louis Hernandez, Jr.

                                                                       Exhibit B

                               OPEN SOLUTIONS INC.

                Proprietary Information and Inventions Agreement

      I recognize that Open Solutions Inc., a Delaware corporation (the "Company") is engaged in a continuous program of research, development, experimentation and production respecting its business, present and future.

      I understand that:

      A. As part of my employment by the Company I am expected to make new contributions and inventions of value to the Company.

      B. My employment creates a relationship of confidence and trust between me and the Company with respect to any information:

            (1) applicable to the business of the Company; and

            (2) applicable to the business of any client or customer of the Company, which may be made known to me by the Company or by any client or customer of the Company, or learned by me during the period of my employment.

      C. The Company possesses and will in the future possess information that has been, or will be, created, discovered or developed, or has become or will become otherwise known to the Company (including, without limitation, information created, discovered, developed or made known by or to me during the period of or arising out of my employment by the Company), and/or in which property rights have been or will be assigned or otherwise conveyed to the Company, which information has or will have actual or potential economic value in the business in which the Company is engaged. All of the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, formulae, data and know-how, improvements, inventions, techniques, marketing plans, Strategies, budgets, unpublished financial statements, forecasts and customer lists.

      D. As used herein, the period of my employment includes any time in which I may be retained by the Company as a consultant, and the term "Company' includes any subsidiaries or other affiliates of the Company.

      In consideration of my employment or continued employment, as the case may be, and the compensation received by me from the Company from time to time, I hereby agree as follows:

      1. All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights, trademarks and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in all Proprietary Information. At all times, both during my employment by the Company and after its termination, I will not acquire any Proprietary Information by improper means. I will keep in confidence and trust all Proprietary Information which I may acquire, and I will nor use or disclose any such Proprietary Information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee oft he Company.

      2. I agree that during the period of my employment by the Company I will not engage in any employment or activity other than for the Company.

      3. In the event of the termination of my employment by me or by the Company for any reason, I will deliver to the Company all documents and data of any nature pertaining to my work with the Company and I will nor take with me any documents or data of any description or any reproduction of any description containing or pertaining to any Proprietary Information.

      4. I will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, formulae, processes, techniques, know-how, data and ideas, whether or not patentable, made, conceived, reduced to practice, developed, originated or learned by me, either alone or jointly with others, either:

      (a) during the period of my employment which are directly or indirectly related to or useful in the business or industry of the Company or the research or development of the Company, or result from tasks assigned to me by the Company or are otherwise within the scope of my responsibilities with the Company, or result from use of facilities, equipment, supplies or premises owned, leased or contracted for by the Company or use or knowledge of Proprietary Information; or

      (b) within six (6) months after termination of my employment which are directly or indirectly conceived as a result of, or are suggested or attributable to, work done by me during such employment or result from use or knowledge of Proprietary Information;

(all said improvements, inventions, formulae, processes, techniques, know-how, ideas and data shall be collectively hereinafter called "Inventions").

      5. I agree that all Inventions shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in all Inventions. I further agree as to all Inventions to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights, trademarks and other rights and protections relating to the Inventions in any and all countries, and to that end

I will execute all documents for use in applying for and obtaining such patents, copyrights, trademarks, and other rights and protections and enforcing the same, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. My obligation to assist the Company in obtaining and enforcing patents, copyrights, trademarks and other rights and protections relating to the Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance. In the event the Company is unable, after reasonable effort, to secure my signature on any document or documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention, for any reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact to act for and on my behalf to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or similar protections thereon with the same legal force and effect as if executed by me.

      6. As a matter of record I have identified on Exhibit A attached hereto all inventions or improvements relevant to the subject matter of my employment by the Company which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company which I desire to remove from the operation of this Agreement; and I represent that such list is complete. If there is no such list on Exhibit A, I represent that I have made no such inventions and improvements at the time of signing this Agreement.

      7. I represent that my performance of all terms of this Agreement and of my duties and as an employee of the Company does not and will nor breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

      8. I understand that as part of the consideration for the offer of employment extended to me by the Company and of my employment or continued employment by the Company, I have not brought and will nor bring with me to the Company or use in the performance of my responsibilities at the Company (a) any materials, documents or proprietary information of a former employer which are not generally available to the public, unless I have obtained written authorization from the former employer for their possession and use, or (b) any proprietary information which I know or should have known has been acquired by improper means, or otherwise misappropriated from another person.

      Accordingly, this is to advise the Company that the only material or documents of a former employer which are nor generally available to the public that I have brought or will bring to the Company or have used or will use in my employment are identified on Exhibit A attached hereto, and, as to each such item, I represent that I have obtained prior to the effective date of my employment with the Company written authorization for their possession and use in my employment with the Company.

      I also understand that, in my employment with the Company, I am not to breach any obligation of confidentiality that I have to former employers, and I agree that I shall fulfill all such obligations during my employment with the Company.

      9. I agree that in addition to any other rights and remedies available to the Company for any breach by me of my obligations hereunder, the Company shall be entitled to enforce my obligations hereunder by court injunction, or court ordered affirmative action, which injunction or ordered action may restrain a future breaking of this Agreement if there is reasonable ground to believe that such a breach is threatened. I further agree to allow the Company to enjoin future use or disclosure of its trade secrets if it has reasonable grounds to believe such action is necessary to protect such trade secrets.

      10. This Agreement shall be binding upon me, my heirs, executors, assigns and administrators and shall inure to the benefit of the Company, its successors and assigns, provided that this Agreement may not be assigned by me.

      11. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear. This Agreement does not limit any duties, responsibilities or obligations that I may have, or any rights of the Company, under applicable law.

      12. This Agreement shall be effective as of the first day of my employment by the Company, namely: November 15, 1999.

      13. This Agreement shall be governed by and construed in accordance with the law of the State of Connecticut.


Date: 10/18/99                                    /s/ Louis Hernandez, Jr.
      --------                                    ------------------------------
                                                  Louis Hernandez, Jr.

ACKNOWLEDGED AND AGREED: